Exhibit 99.1

Sutor Technology Group Limited Receives Nasdaq Notice of Noncompliance with Listing Rules

CHANGSHU, China, March 2, 2016 -- Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: TOR), one of the leading China-based manufacturers and customized service providers for fine finished steel products used by a variety of downstream applications, today announced that, on February 25, 2016, it received a written notice from the Listing Qualifications department of the Nasdaq Stock Market (“Nasdaq Staff”) indicating that the Company is not in compliance with the Nasdaq’s filing requirements for continued inclusion set forth in Listing Rule 5250(c)(1) (the "Rule") because it had not filed its Form 10-K for the period ended June 30, 2015, and Forms 10-Q for the periods ended September 30, 2015 and December 31, 2015.

Unless the Company requests an appeal of this determination to a Hearings Panel, trading of the Company’s common stock will be suspended at the opening of business on March 7, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. Following the suspension of trading on Nasdaq, the Company’s securities may be eligible to continue to be quoted on the OTC Bulletin Board or in the “Pink Sheets”.

About Sutor Technology Group Ltd

Sutor is one of the leading China-based manufacturers and customized service providers for high-end fine finished steel products and welded steel pipes used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. The Company also provides fee-based steel processing services to customers, including industrial peers. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are “forward-looking statements” in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our expected financial performance, liquidity and strategic and operational plans, our future operating results, our expectations regarding the market for our products, our expectations regarding the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2014, and other risks mentioned in our other reports filed with the Securities Exchange Commission (“SEC”). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Investor Relations

Sutor Technology Group Limited

Tel: +86-512-5268-0988

Email: investor_relations@sutorcn.com